UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

TROIKA MEDIA GROUP, INC.
(Name of Registrant as Specified in its Charter)

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TROIKA MEDIA GROUP, INC.

1715 N. Gower Street

Los Angeles, CA 90028

Telephone: (323) 965-1650

INFORMATION STATEMENT

March 31, 2022

To our Stockholders:

This Information Statement is first being mailed on or about March 31, 2022 to the holders of record of the common stock, par value $0.001 per share (the “Common Stock”) of Troika Media Group, Inc., a Nevada corporation (“we”, “us”, “our” or the “Company”) as of the close of business on March 4, 2022 (the “Record Date”). This Information Statement relates to certain actions taken by the written consent of our stockholders holding a majority of our voting power (the “Written Consent”).

The Written Consent authorized, effective upon the 21st day following the mailing of this Information Statement to our Stockholders, the following:

Approval of our Board of Directors entering into a Securities Purchase Agreement (the “SPA”) on March 16, 2022 for the sale (the “Offering”) of $50 million of shares of Series E Convertible Preferred Stock, par value $0.01 per share (the Series E Preferred Stock”), with accompanying, 100% warrant coverage (the “Warrants”), with certain purchasers signatory thereto (the “Purchasers”). The Series E Preferred Stock and Warrants include certain reset and anti-dilution provisions that could reduce the conversion prices and exercise prices thereof down to $0.25 (the “Floor Price”) which is a significant discount to the current market price. For purposes of complying with Rule 5635(d) of the Nasdaq Stock Market rules, the shareholders approved the issuance of more than 19.99% of the current total issued and outstanding shares of Common Stock upon conversion of the Series E Preferred Stock and exercise of the Warrants, including, but not limited to, reducing the Floor Price. The Consenting Stockholders (the “Majority Stockholders”), each signed Voting Agreements to provide an irrevocable proxy to the Company in order to comply with the Nevada Revised Statutes (the “NRS”), Nasdaq Stock Market rules and/or SEC statutes, rules and regulations and in order to vote and exercise all voting and related rights. In addition, the Majority Stockholders approved the amendment to Article Three of the Articles of Incorporation to reflect an increase in the number of authorized shares of all classes of stock which the Company shall have the authority to issue from 315,000,000 shares to 825,000,000 shares, such shares being designated as follows: (i) 800,000,000 shares of Common Stock, and (ii) 25,000,000 shares of preferred stock, par value $.01 per share.

The Written Consent constitutes the consent of a majority of our voting power and is sufficient under the NRS and our Amended and Restated Bylaws to approve adoption of the Offering. Accordingly, the Offering will not be submitted to our other non‑voting stockholders for a vote.

This Information Statement is being furnished to you to provide you with material information concerning the actions taken in connection with the Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. This Information Statement also constitutes notice under Section 78.320 of the NRS of the actions taken in connection with the Written Consent.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This information statement is first being mailed to you on or about March 31, 2022 and we anticipate the effective date of the actions to be April 21, 2022, or as soon thereafter as practicable in accordance with applicable law, including the NRS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying information statement is for information purposes. Please read the accompanying information statement carefully.

By Order of the Board of Directors,

Very truly yours,

TROIKA MEDIA GROUP, INC.

Michael Tenore
Name:	Michael Tenore
Title:	General Counsel and Corporate Secretary

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TROIKA MEDIA GROUP, INC.

1715 N. Gower Street

Los Angeles, CA 90028

Telephone: (323) 965-1600

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing: March 31, 2022

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY

General Information

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Troika Media Group, Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”) as of March 4, 2022 (the “Record Date”) to notify such stockholders of the following:

As of March 18, 2022, pursuant to the Nevada Revised Statutes (the “NRS”), we received a written consent in lieu of a meeting of Stockholders from 20 principal stockholders, representing approximately 57% of the total possible votes outstanding (the “Majority Stockholders”), authorizing the following:

Approval of our Board of Directors entering into a Securities Purchase Agreement (the “SPA”) on March 16, 2022 for the sale (the “Offering”) of $50 million of shares of Series E Convertible Preferred Stock, par value $0.01 per share (the Series E Preferred Stock”), with accompanying, 100% warrant coverage (the “Warrants”), with certain purchasers signatory thereto (the “Purchasers”). The Series E Preferred Stock and Warrants include certain reset and anti-dilution provisions that could reduce the conversion prices and exercise prices thereof down to $0.25 (the “Floor Price”) which is a significant discount to the current market price. For purposes of complying with Rule 5635(d) of the Nasdaq Stock Market rules, the shareholders approved the issuance of more than 19.99% of the current total issued and outstanding shares of Common Stock upon conversion of the Series E Preferred Stock and exercise of the Warrants, including, but not limited to, reducing the Floor Price. The Consenting Stockholders (the “Majority Stockholders”), each signed Voting Agreements to provide an irrevocable proxy to the Company in order to comply with the Nevada Revised Statutes (the “NRS”), Nasdaq Stock Market rules and/or SEC statutes, rules and regulations and in order to vote and exercise all voting and related rights. In addition, the Majority Stockholders approved the amendment to Article Three of the Articles of Incorporation to reflect an increase in the number of authorized shares of all classes of stock which the Company shall have the authority to issue from 315,000,000 shares to 825,000,000 shares, such shares being designated as follows: (i) 800,000,000 shares of Common Stock, and (ii) 25,000,000 shares of preferred stock, par value $.01 per share.

On March 16, 2022, the Board of Directors of the Company unanimously approved the execution of the SPA, which provided for the Shareholder Approval. A copy of the SPA was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2022 under Form 8-K and is available at the SEC’s website, www.sec.gov. According to the Nevada Revised Statutes (the “NRS”), a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to authorize the adoption of the Offering. The Majority Stockholders approved the adoption of the Offering by Written Consent in lieu of a meeting as of March 18, 2022 in accordance with the NRS. Accordingly, your consent is not required and is not being solicited in connection with the approval of the adoption of the Offering.

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INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our NRS, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. As of the Record Date, we had 49,459,616 shares of common stock outstanding. The holders of Common Stock are each entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. To take all actions, a majority vote of the shares of Common Stock outstanding is necessary. Therefore, of the total potential 49,459,616 votes as of the Record Date, more than 50%, or 24,729,809 Shares are required to pass any stockholder resolution. The consenting majority stockholders of the Company are the owners of approximately 27,973,266 shares of common stock representing a total of approximately 57% of the total voting power as of the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information concerning the ownership of our common stock as of March 4, 2022, with respect to: (i) each person known to us to be the beneficial owner of more than five percent of each class of stock; (ii) all of our directors and executive officers; and (iii) all of our directors and executive officers as a group. The notes accompanying the information in the table are necessary for a complete understanding of the information provided below. As of March 4, 2022, there were 49,459,616 shares of common stock issued and outstanding.

We believe that all persons named in the table have sole voting and investment power with respect to all shares shown as being owned by them, except as otherwise provided in the footnotes to the below table.

Under federal securities laws, a person or group of persons is: (a) deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date and (b) assumed to have sold all shares registered hereby in this offering. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. This assumes that options, warrants or convertible securities that are held by such person or group of persons and which are exercisable within 60 days of the date of this report, have been exercised or converted.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Troika Media Group, Inc., 1715 N. Gower Street, Los Angeles, California 90028.

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Name and Address of Beneficial Owner Executive Officers and Directors	Number of Shares		Number of Shares of Common Stock Percentage Owned(1)
Christopher Broderick	1,600,000	(2)	3.2%
Daniel Pappalardo	2,071,267	(3)	4.1%
Michael Tenore	833,333	(4)	1.7%
Robert B. Machinist	2,666,667	(5)	5.3%
Kevin Dundas	466,667	(6)	*
Jeff Kurtz	633,333	(7)	1.3
Thomas Ochocki	2,581,100	(8)	5.2%
Daniel Jankowski	441,666	(9)	*
Martin Pompadur	70,000	(10)	*
Kyle Hill	2,771,926	(11)	5.6%
All executive officers and directors (10 persons)	11,364,033	(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)	17.6%
5% or greater stockholders
Peter Coates and Family Brook Farm Newcastle Road Betchton, Sandboch Cheshire United Kingdom CW11 2TG	9,314,593	(12)	18.6%
Geoffrey Noel Bond Apt. 1, 5th Floor CG Casa 150 Sukhumvit SOI 22 Klongtoey Wattana Bangkok 10110, Thailand	2,640,000		5.3%
Davidoff Hutcher & Citron LLP as Escrow Agent for benefit of Stockholders of Pangaea Trading Partners LLC	2,792,361	(13)	5.6%

 ____________

*	Less than 1% of the issued and outstanding shares of common stock.

(1)	Based on 49,459,616 shares of common stock issued and outstanding as of March 4, 2022.
(2)

Of these shares, (i) 800,000 are issuable upon exercise of options granted to Mr. Broderick on June 12, 2017, which are exercisable at $0.75 per share. One-half (50%) of the options vested on July 1, 2018 and the remaining one-half (50%) vested on July 1, 2019, and (ii) 800,000 were issued upon conversion of restricted stock units (the “RSUs”).

(3)

Of these shares, (i) 500,000 are issuable upon exercise of options granted to Mr. Pappalardo on June 12, 2017, which are exercisable at $0.75 per share. One-half (50%) of the options vested on July 1, 2018 and the remaining one-half (50%) vested on July 1, 2019, and (ii) 200,000 were issued upon conversion of RSUs. Included in the 1,371,267 shares of Common Stock received in connection with the June 2017 Troika Merger are 204,667 shares (10% of Merger consideration) held in escrow.

(4)

Of these shares, (i) 333,333 are issuable upon exercise of options granted to Mr. Tenore in October 2017, which are exercisable at $0.75 per share. One-half (50%) of the options vested on July 1, 2018 and the remaining one-half (50%) vested on July 1, 2019, and (ii) 500,000 were issued upon conversion of RSUs.

(5)

Includes: (i) warrants to purchase 166,667 shares of Common Stock exercisable at $0.75 per share and vested in three equal installments over a three-year period from the date of grant on August 1, 2017. On May 1, 2018, in connection with his appointment as Chief Executive Officer of the Company, Robert Machinist was awarded warrants to purchase 166,667 shares of Common Stock immediately exercisable at $0.75 per share for five (5) years; He was awarded 166,667 warrants exercisable at $0.75 per share for five (5) years as executive compensation in each of fiscal 2018 and 2019; On January 1, 2021, Mr. Machinist was awarded 500,000 warrants exercisable at $0.75 per share for five (5) years; as executive compensation for fiscal 2020 and 2021, which had been forfeited by a former director; and (ii) 1,500,000 shares were issued upon conversion of RSUs.

(6)

Includes: (i) 266,667 warrants issued on March 14, 2019, exercisable at a price of $1.50 per share in consideration for his services. 50% of the warrants vested on December 31, 2019, and the remainder vested upon the April 2021 uplisting of the Company’s securities, and (ii) 200,000 shares issuable upon conversion of RSUs vesting 125,000 shares on April 31, 2022 shares, and 75,000 shares on December 31, 2022.

(7)

Of these shares: (i) 66,667 are issuable upon exercise of 66,667 warrants issued to Mr. Jeff Kurtz on June 16, 2017 upon his election to the Board of Directors. These warrants are exercisable at $0.75 per share and vested in equal installments over a two (2) year period from the date of grant. On May 1, 2018, Mr. Kurtz was issued an additional 200,000 five-year warrants exercisable at $0.75 per share commencing on May 1, 2019. Mr. Kurtz was issued an additional 66,667 warrants exercisable at $0.75 per share to bring his total allotment to 333,333 warrants, in line with other Board members. Mr. Kurtz was awarded an additional 150,000 5-year warrants at an exercise price of $1.24 per share on October 12, 2021, as a final installment to bring his compensation in line with other senior Board members; and (ii) 150,000 shares were issued upon conversion of the RSUs.

(8)

These shares include 600,000 shares of common stock held by Mr. Ochocki and an aggregate of 643,333 shares held by Union Investment Management Ltd and Union Eight Ltd, affiliated entities of Mr. Ochocki. Also includes 160,667 shares issuable upon exercise of warrants held by Mr. Ochocki. Mr. Ochocki is serving on the Board of Directors representing the Coates’ families’ equity interest; and 475,000 shares were issued to Mr. Ochocki and 650,000 shares were issued to Union Eight Ltd upon conversion of RSUs.

(9)

Mr. Jankowski is serving on the Board of Directors representing Union Investment Management, but his holdings do not include an aggregate of 643,333 shares described in footnote (8) above. Includes: (i) 33,333 shares of Common Stock issuable upon exercise of warrants issued for consulting services rendered by Dovetail Trading Ltd. and Union Investment Management and Union Eight Ltd., each of which Mr. Jankowski is a principal; and 66,667 shares of Common Stock issuable upon exercise of warrants issued as a Member of the Board of Directors; and (ii) 75,000 shares were issued upon conversion of RSUs.

(10)

Mr. Pompadur was granted 20,000 warrants to purchase common stock of the Company which vested 9 months from the date of issuance upon his joining the Board, exercisable for five years at $0.75 per share; and 50,000 shares were issued upon conversion of RSUs.

(11)	Pursuant to the terms of a lock-up agreement dated May 21, 2021, 1,463,935 of these shares vest: one-third on May 21, 2022; one-third on May 21, 2023; and one-third on May 21, 2024.
(12)	Included in these shares are 385,185 shares of Common Stock held by Denise Coates, Mr. Coates’ adult daughter. Also includes 722,888 shares of Common Stock issuable upon issuance of Investor Warrants.
(13)

Shares of common stock previously owned by Mr. DePalo, who resigned from all positions with the Company as of March 27, 2015. These shares are held by the escrow agent, the law firm of Davidoff Hutcher & Citron LLP. for the benefit of the stockholders of Pangaea Trading Partners LLC, an unaffiliated Company. See “Certain Relationships and Related Person Transactions.”

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AUTHORIZATION OF THE BOARD OF DIRECTORS TO EXECUTE

THE TRANSACTION DOCUMENTS AND COMPLETE THE OFFERING

The following is a description of the Offering as previously reported on Form 8-K, filed with the SEC on March 18, 2022.

On March 16, 2022, Troika Media Group, Inc. (“we,” “our,” “us,” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private offering (the “Private Placement”), an aggregate of $50,000,000 of securities, consisting of shares of Series E convertible preferred stock of the Company, par value $.01 per share (the “Series E Preferred Stock”) and warrants (100% coverage) to purchase shares of Common Stock (collectively, the Series E Preferred Stock and Warrants are referred to as the “Securities”). Under the terms of the Purchase Agreement, the Company has agreed to sell 500,000 shares of its Series E Preferred Stock and Warrants to purchase up to 33,333,333 shares of the Company’s Common Stock. Each share of the Series E Preferred Stock will have a stated value of $100 per share and will be convertible after the closing date into shares of Common Stock at a conversion price of $1.50 per share, subject to adjustment. The Warrants will be exercisable immediately upon the date of issuance and have an exercise price of $2.00 per share, subject to adjustment. The Warrants will expire five years from the date of issuance.

The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed to certain restrictions on the issuance and sale of its shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 120-day period following the final Conversion Price Adjustment (as defined) following the effective date of a Registration Statement.

A holder (together with its affiliates) will not be able to convert any portion of the Series E Preferred Stock and/or exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise. However, upon prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase or decrease the amount of ownership of outstanding shares of Common Stock after converting the Series E Preferred Stock and/or exercising the holder’s Warrant up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Securities, provided that any increase shall not be effective until 61 days following notice to us. Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to cause a Registration Statement providing for the resale by holders of shares of its Securities and shares issuable upon the conversion of the Series E Preferred Stock and exercise of the Warrants, to be filed within ten (10) business days (the “Filing Date”) of the Closing Date (as defined) and shall use its best efforts to cause the Registration Statement to be declared effective no later than forty-five (45) days following the Filing Date or, in the case of a full review by the SEC, the 90th day following the Filing Date.

The Private Placement is expected to close on or about March 21, 2022. The Company will receive gross proceeds of $50,000,000 in connection with the Private Placement before deducting placement agent fees and other related offering expenses. The Company intends to use the net proceeds from the private placement primarily for its previously announced acquisition of Converge Direct LLC, as well as for working capital purposes.

Pursuant to a letter agreement dated October 27, 2021 (the “Engagement Letter”), the Company engaged EF Hutton, division of Benchmark Investments, LLC (the “Placement Agent”) as exclusive Placement Agent in connection with the Private Placement. The Company agreed to pay to the Placement Agent a cash fee of eight (8%) percent and accountable and non-accountable expenses.

The foregoing summaries of the Purchase Agreement, the Warrants, the Certificate of Designation and the Registration Rights Agreement (collectively, the “Transaction Documents”) do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 3.1, 4.1, 4.2 and 4.3, respectively, to the Report on Form 8-K filed with the SEC on March 18, 2022, which are incorporated herein by reference.

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-10 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this report are made as of the date of this report, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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MANAGEMENT

Executive Officers, Senior Management and Board of Directors

The following table sets forth the names, positions and ages of our executive officers, senior management and directors as of the date of this prospectus. Directors serve until the next annual meeting of stockholders or until their successors are elected and qualify. Officers are elected by the Board of Directors and their terms of offices are, except to the extent governed by employment contracts, at the discretion of the Board of Directors. There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Executive Officers and Directors

Name	Age	Position

Robert B. Machinist	68	Chief Executive Officer and Chairman

Christopher Broderick	60	Chief Operating Officer and Chief Financial Officer

Kevin Dundas	58	Chief Executive Officer of Mission

Daniel Pappalardo	59	President of Troika Design Group and Director

Kyle Hill	34	President of Troika IO

Michael Tenore	44	General Counsel and Secretary

Jeff Kurtz	51	Director

Thomas Ochocki	44	Director

Daniel Jankowski	45	Director

Martin Pompadur	87	Director

Robert B. Machinist was elected Chief Executive Officer and Chairman of the Board of the Company in March 2018. Robert B. Machinist has extensive experience both as a principal investor/operator in a broad range of businesses as well as an owner-operator of diversified investment banking operations. He is currently the CEO of Troika Media Group and is also Vice Chairman of Pyrolyx A.G. (S26.DU), the first environmentally friendly and sustainable method of recovering high-grade carbon black from end-of-life-tires. Most recently he has been Chairman and an original founding Board member of CIFC Corp. (Nasdaq: CIFC), a publicly listed credit manager with over $14.0 Billion of assets under management, which was sold in December of 2016. In addition, he has been Chairman, Board of Advisors of MESA, a merchant bank specializing in media and entertainment industry transactions, which was sold to Houlihan Lokey in 2016. He has also been a partner of Columbus Nova, a leading private investment fund. He runs a private family investment company whose activities range from The Collectors Car Garage to a number of real estate development businesses.

From December 1998 until 2002, Mr. Machinist served as managing director and head of investment banking for the Bank of New York and its Capital Markets division. He was responsible for mergers and acquisitions as well as all private placement activities for the Bank of New York. During his tenure there, he was a member of the Bank’s Commitment Committee, and a member of the BNY Capital Markets, Inc. Board of Directors. In addition, he was responsible for coordinating the bank’s direct investment activities with that of the investment banking functions of the institution, including interaction with numerous investment funds for which the bank was a principal investor.

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From January 1986 through November 1998, Mr. Machinist was president and one of the principal founders of Patricof & Co. Capital Corp. and its successor companies. Under his auspices, Patricof & Co. developed from its diversified venture capital and investment banking operations to a multinational investment banking business. Founded in New York, Mr. Machinist helped to expand the Patricof base of operations to include offices in New York, London, Paris, Zurich, Madrid, Munich, San Francisco and Philadelphia, and with correspondent arrangements and partner firms in Brazil, Japan and Finland. He was responsible for and was one of the principal capital backers of the development of this firm and its attendant investment banking business. Mr. Machinist was, and continues to be, a general partner of the historic domestic Patricof investment funds and is a special general partner of several of the international Apax Funds. Mr. Machinist engineered the sale of Patricof & Co. Capital Corp. to the Bank of New York in November 1998.

For the period December 1980 to January 1986, Mr. Machinist was managing director and co-CEO of Midland Capital Corporation, a publicly listed diversified small business investment company, with holdings in aerospace, defense, energy and financial services. Prior to joining Midland Capital, Mr. Machinist was a managing director in mergers and acquisitions of Wertheim & Company. He left Wertheim to acquire Midland Capital Corporation, a client of Wertheim. Prior to that Mr. Machinist worked in the Corporate Finance Departments of Loeb Rhodes & Company and Lehman Brothers.

He is currently Vice-Chairman of the Maimonides Medical Center, serves on its Board of Directors, is Chairman of its Investment Committee and a member of its various other Board of Overseers for the Albert Einstein College of Medicine.

Most recently, he has been Chairman of the American Committee for the Weizmann Institute of Science as well as a member of its Board of Directors and presently serves on its International Board of Governors and its Executive Committee. He has been a trustee and Vice Chairman of Vassar College, a member of its Executive Committee, and one of three trustees responsible for managing the College’s Endowment.

He is currently a member of the Board of Directors, CEO and will be the Chairman of the audit committee of Troika Media Group, and is a board member of Monster Digital, Inc (NASDAQ) as well as a board member of Parachute Health, LLC.

He has been a member of the Board of Directors of United Pacific Industries, a publicly listed Hong Kong company as well as Chairman of its Audit Committee and served on its Compensation, Nominating and Corporate Governance Committees. He has also been a Board member of Centre Pacific LLC. Previously, Mr. Machinist was Non-Executive Chairman of New Motion, Inc. (NASDAQ:NWMO), a member of its Board of Directors and its Audit and Compensation Committees, DOBI Medical International, Inc., Jamie Marketing Services, Inc., Doctor Leonard’s Healthcare Direct, and Ringier America, among other Executive Boards.

Mr. Machinist earned a Bachelor of Arts in Philosophy and Chemistry from Vassar College in Poughkeepsie, New York. He undertook graduate work in biochemistry at the Weizmann Institute of Science in Rehovot, Israel. He is married to Diane Nabatoff, a film and television producer, has four children, ages 25 through 37; and is known for his work as a philanthropist. In his spare time, he pursues a variety of interests, including motor sports, fly fishing and skiing.

The Company believes that Mr. Machinist’s broad entrepreneurial, financial and business expertise and his experience with growth companies and his role as Chief Executive Officer give him the qualifications and skills to serve as Chairman of the Board.

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Christopher Broderick was elected Chief Operating Officer and a Director of the Company on March 27, 2015 and President on July 8, 2016. He resigned from all positions on October 21, 2016. He was reelected Chief Operating Officer and Interim Chief Financial Officer on July 11, 2017. He had served as Chief Operating Officer of SPHC since October 17, 2012. Mr. Broderick has 30 years of experience in the telecommunications industry and is responsible for the Company’s domestic network operations of wired and wireless topologies, supporting voice, data, internet products and services. He was also the operational leader for the development and build-out of SPHC’s continued network expansion. Prior to joining SPHC Mr. Broderick served as Senior Director of Business Client Services for FairPoint Communications from 2008 to 2011. Mr. Broderick was responsible for Retail Business segment, outside sales support, billing, and SMB sales across Northern New England. Previously, Mr. Broderick served as Chief Operating Officer and Vice President of Operations at IntelliSpace and Wave2Wave from February 2000 to January 2008. Mr. Broderick was responsible for the design, implementation and day-to-day U.S. and U.K. operations of the company.

Mr. Broderick spent the majority of his career at New York Telephone, NYNEX, and Bell Atlantic where he was highly successful in the management of all facets of the telephone company’s Field Operations, Central Offices and outside plant facilities in New York City business districts. He also led sales and support “mega” call-center operations, for complex business accounts. In addition to his technical background, Mr. Broderick has an extensive education in quality process management, systems efficiency and design. He has utilized his extensive background to help build SPHC into one of the most reliable “Converged Networks” in the USA. The Company determined that Mr. Broderick’s 30 years of particular knowledge and experience in the telecommunications industry, and his position with SPHC, strengthens the Board’s collective qualifications, skills and experience.

Kevin Dundas was elected Chief Executive Officer of Mission in September 2017. Mr. Dundas has over twenty years’ experience in advertising in both strategic planning roles and general management, including global experience with extensive periods spent in the United States and Europe. Mr. Dundas has ten years’ experience in Interim CEO roles in both restructuring of established organizations and clean sheet startups. Previously, Mr. Dundas has held various roles at Saatchi & Saatchi (1999 – 2006) and with FCB Advertising, San Francisco, USA (1995 – 1999).Named one of Time Magazine’s World Beaters in Global business, 2005 and named one of Debrett’s 500 most influential people in the UK, 2014, he has been recognized with several awards, including Saatchi & Saatchi Cannes Agency of the year 2004, FCB USA Agency of the year 2002, BAFTA for Fosters Lager and an EMMY for Levi’s Strauss & Co.

Daniel Pappalardo, President of Troika and a director, was Troika’s founder in 2001 and Chief Executive Officer of Troika Design Group, Inc. prior to its merger with the Company and has maintained that position following the June 13, 2017 merger with the Company. He has more than 25 years of media and entertainment experience as a designer, creative director and business owner. He has created some of the most recognizable brands in the world. Mr. Pappalardo holds a BFA in Communication Design from Rochester Institute of Technology (RIT).

The Company believes that Mr. Pappalardo’s financial and business expertise and his experience with media companies and his role as President of Troika Design Group give him the qualifications and skills to serve as a Director.

Kyle Hill was elected President of Troika IO upon the completion of the Redeeem Acquisition. Kyle is the founder and CEO of Redeeem, a peer-to-peer bitcoin and other cryptocurrencies exchange launched in 2018. He has over ten years of experience building disruptive tech companies across multiple industries, such as senior home care, bar and nightclub industry, point-of-sale systems, health and wellness and blockchain technologies.

From May 2013 to June 2018, Kyle was CEO of HomeHero, one of the largest providers of non-medical home care in California. HomeHero raised $23 million and provided over 1 million hours of home care to thousands of families before being acquired in 2018 in a private sale. HomeHero relaunched as “Family Directed” in 2019 to provide fast, safe and transparent home care services to seniors nationwide. In 2016, Mr. Hill gave a TED Talk on healthcare innovation and was named to Forbes “30 Under 30” list in Healthcare and LA Business Journal’s “20 in their 20s”. Hill graduated with a BA in Economics from Pomona College and was nominated to the Alumni Board at Pomona College in 2019. He worked as an equity analyst at Robert W. Baird & Co for over five years before moving to San Francisco to become an entrepreneur. He is an avid soccer player, triathlete, scuba diver, chess player, and volunteer for the Muscular Dystrophy Association. Troika retained all five employees of Redeeem with Kyle Hill, who bring to Troika over 15 years of combined experience in blockchain (five years), decentralized applications (dapps), interactive games, NFTs and other emerging Web 3.0 protocols, as well as five advisors in the acquisition.

Michael Tenore was first appointed General Counsel, and Vice President of Regulatory Affairs for the Company in March 2015. In July 2017, Mr. Tenore was elected Corporate Secretary. Prior to joining the Company in March 2015 upon the merger with SPHC, he held various legal and regulatory positions, including General Counsel, at RNK, Inc. a regional telecommunications carrier. Mr. Tenore is a member of the adjunct staff of Suffolk University Law School and belongs to the Federal Communications Bar Association and the Association of Corporate Counsel. Mr. Tenore received his B.A. in Communications from Emerson College and his J.D. from Suffolk University Law School both degrees with Latin Honors. Mr. Tenore has been on the Board of Directors for youth hockey and charitable organizations for the past 10 years.

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Jeff Kurtz has served on the Board of Directors since September 2017. He is the President of The Kamson Corporation which currently owns and operates 83 investment properties in the Northeast. Currently, he oversees extensive rehabilitation projects among the 83 projects and is presently involved in several building projects consisting of multifamily apartments, hi-rise buildings, and mixed-use properties which have retail and apartment components. In the past, Mr. Kurtz has built multifamily units for sale along with other building projects. Mr. Kurtz personally owns or is a general partner and/or manages, through the Kamson Corporation, a New Jersey corporation, 14,000+ apartments, in addition to office buildings and shopping centers. A graduate of the University of Miami, Mr. Kurtz is a member of the 1987 National Championship Football Team at the University of Miami. He continues as an active member of the university alumni. For the past 12 years, Mr. Kurtz has been on the Board of the Hope & Heroes Children’s Cancer Fund golf event and chairs this outing each year.

The Company believes that Mr. Kurtz’s broad entrepreneurial, financial and business expertise and his experience give him the qualifications and skills to serve as a Director.

Thomas Ochocki has served on the Board of Directors since 2018. He is serving on the Board of Directors representing the Coates families’ equity interest and has over 20 years of experience in stock brokering, private equity and investment banking in the United Kingdom. He is currently Chief Executive Officer and majority stockholder of Union Investment Management Ltd., whose history dates back to The Union Discount Company of London (est. 1885). An Old Cholmeleian of Highgate School, Mr. Ochocki read Psychology & Computer Science at Liverpool University prior to working with Sony Interactive Entertainment on the PlayStation launch titles. He went on to manage and facilitate the development of over 50 published video games before switching to his predominant career in the capital markets.

The Company believes that Mr. Ochocki’s broad entrepreneurial, financial and business expertise and his experience with markets in the United Kingdom and interactive entertainment give him the qualifications and skills to serve as a Director.

Daniel Jankowski was elected to the Board of Directors on March 27, 2019 serving as a representative of Union Investment Management. Mr. Jankowski read Economics (MA) at Edinburgh University before trading international debt in London for ING Barings Bank. Since 2002 Mr. Jankowski has founded successful businesses dealing with large multinational companies and international development agencies, including the US government. Mr. Jankowski joins the Board as a proven global entrepreneur.

The Company believes that Mr. Jankowski’s broad entrepreneurial, financial and business expertise and his experience with international markets and government agencies give him the qualifications and skills to serve as a Director.

Martin Pompadur was elected to the Board of Directors in April 2021 upon the listing on the Nasdaq Capital Market. Mr. Pompadur is a private investor, senior advisor, consultant and Board member after a long career as a senior executive in media and entertainment. Mr. Pompadur began his career as a practicing attorney in Stamford, Connecticut in 1958 and entered the media field when in 1960, he joined American Broadcasting Companies, Inc. (ABC, Inc.). He remained at ABC, Inc. for seventeen (17) years, culminating with his becoming the youngest person ever appointed a member of the ABC, Inc. Board of Directors. While at ABC, Inc., Mr. Pompadur held the positions of General Manager of the Television Network; Vice President of the Broadcast Division, which included the radio and television networks, the radio and television stations, news, sports and engineering; President of the Leisure Activities Group, which included Magazine Publishing, Records, Music Publishing, Motion Picture Theaters, Record and Tape distribution, and Motion Picture Production; and Vice President of ABC, Inc.

In 1977, Mr. Pompadur became President of Ziff Corporation, a position he held until 1982. Ziff Corporation was then the holding company for both Ziff-Davis Publishing Company, one of the world’s largest publishers of business publications and consumer special interest magazines, and Ziff-Davis Broadcasting Company, which operated six (6) network affiliated television stations. From 1982 until April 2007, Mr. Pompadur was Chairman and Chief Executive Officer of RP Companies’ various private and public limited partnerships (include two public limited partnerships with Merrill Lynch), which operated twelve (12) television stations, twenty-five (25) radio stations and numerous cable television systems totaling 500,000 subscribers.

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In 1985, Mr. Pompadur, as advisor to News Corporation, helped acquire for News Corporation the Metromedia television station group and wrote the business plan for the start-up of the Fox Television Network. In June 1998, Mr. Pompadur became Executive Vice President of News Corporation, President of News Corporation Eastern and Central Europe, and a member of News Corporation’s Executive Management Committee. In January 2000, Mr. Pompadur was appointed Chairman of News Corporation Europe. In his decade with News Corporation, he was instrumental in negotiating the merger of Stream and Telepiu to create Sky Italia in Italy, now of the world’s most successful Pay-TV businesses, and in creating and managing three (3) successful businesses: a television station group in several emerging countries; a radio station group in Russia and Bulgaria; and News Outdoor, the leading outdoor advertising company in Russia and other emerging countries.

In November 2008, Mr. Pompadur stepped down as a full-time employee of News Corporation to pursue other business interests. He then became a senior advisor to Oliver Wyman, consulting primarily in the Middle East. Mr. Pompadur also became global vice chairman media and entertainment for Macquarie Capital.

Mr. Pompadur is a board member of two public companies: Nexstar Broadcasting Group and Truli Media Group. Previously, he was a board member of many public and private companies including Imax Corporation, ABC, Inc., BSkyB, Sky Italia, Premier World, Fox Kids Europe, Metromedia International and Elong.

Mr. Pompadur graduated from Williams College in 1955 with a BA degree and from the University of Michigan Law School in 1958 with an LLB degree. The Company believes that Mr. Pompadur’s broad entrepreneurial, financial and business experience in television, media and entertainment gives him the qualifications and skills to serve as a Director.

Senior Management

Set forth below is certain background and biographical information concerning our Senior Management.

Name	Age	Position
Matthew Craig	41	Senior Vice President of Finance Troika Media Group
Ann Epstein	61	Head of Studio, Troika Design

Matthew Craig, CPA, is Senior Vice President of Finance and was a Financial Consultant to the Company after serving as Chief Financial Officer from January 9, 2019 until January 2020. Mr. Craig is an executive with 16 years finance experience, 13 of which were spent in the media/ entertainment industry. Prior to joining Troika, he was North American CFO of TLA Worldwide which was publicly traded sports & entertainment agency. Prior to TLA, Mr. Craig worked for two years at Walt Disney Studios as Director of Analysis & Accounting overseeing their live events group which included primarily their theatre production business. Previously Mr. Craig was also Director of Finance & Controller for ten years at the leading sports and entertainment agency, Endeavor (formerly International Management Group (“IMG”)). In his role at IMG, Mr. Craig supervised the reporting of all North American Media properties including entertainment, archive, digital, licensing, consulting, international distribution, post-production facilities and various acquisitions. In January of 2020, Mr. Craig resigned as CFO and became the financial consultant for the Company.

Ann Epstein joined the Company as head of Studio, Troika Design on March 26, 2018. Prior thereto, she had over 25 years of experience in the areas of global brand development, digital marketing, promotion, branded content creation, strategy, team building, and organizational management. Having served as chief disrupter at Ignite IE, and as Senior Vice President and Creative Director for E! Networks, she is a recognized change-maker. Ann is currently a member of the Academy of Television Arts & Sciences and has served on the Board of PromaxBDA. She holds a Bachelor in Fine Arts in Communication Design from the Parsons School of Design – The New School.

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Board Composition

Our amended and restated bylaws provide that the number of directors shall be fixed from time to time by our Board of Directors. One director is currently fixed by our Board of Directors. Vacancies occurring on the Board of Directors may be filled by the vote or written consent of a majority of our stockholders or our directors. Six directors are currently serving.

Director Independence

We have reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that Jeff Kurtz and Martin Pompadur, two of our six directors will be “independent directors” as defined by the Nasdaq Capital Market. Under Nasdaq Capital Market rules, a company listing in connection with its initial public offering shall have twelve (12) months from the date of listing to comply with the majority independent board requirement of Rule 5605(b).

Committees of our Board of Directors

Our Board of Directors has an audit committee, a compensation committee and a nominating and governance committee, each of which has the composition and responsibilities described below.

Audit Committee. Our audit committee is initially comprised of Jeff Kurtz and Martin Pompadur. Martin Pompadur will qualify as an “audit committee financial expert” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the applicable Nasdaq Capital Market rules, a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent audit committee requirements on the same schedule as it is permitted to phase in its compliance with the independent audit committee requirement pursuant to Rule 10A-3 under the Exchange Act. Pursuant to Rule 10A-3, a newly listed company must have (1) one independent member at the time of listing; (2) a majority of independent members within 90 days of listing; and (3) all independent members within one year of listing. All of the anticipated members of the audit committee will qualify as independent under Rule 10A-3. Our audit committee will be authorized to:

•	appoint, compensate, and oversee the work of any registered public accounting firm employed by us;
•	resolve any disagreements between management and the auditor regarding financial reporting;
•	pre-approve all auditing and non-audit services;
•	retain independent counsel, accountants, or others to advise the audit committee or assist in the conduct of an investigation;
•	seek any information it requires from employees-all of whom are directed to cooperate with the audit committee’s requests-or external parties;
•	meet with our officers, external auditors, or outside counsel, as necessary; and
•	oversee that management has established and maintained processes to assure our compliance with all applicable laws, regulations and corporate policy.

Compensation Committee. Our compensation committee is initially comprised of Jeff Kurtz and Martin Pompadur and is authorized to:

•	discharge the responsibilities of the Board of Directors relating to compensation of our directors, executive officers and key employees;
•	assist the Board of Directors in establishing appropriate incentive compensation and equity-based plans and to administer such plans; and
•	oversee the annual process of evaluation of the performance of our management; and
•	perform such other duties and responsibilities as enumerated in and consistent with compensation committee’s charter.

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Nominating and Governance Committee. Our nominating and governance committee is initially comprised Jeff Kurtz and Martin Pompadur is authorized to:

•	assist the Board of Directors by identifying qualified candidates for director nominees, and to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders;
•	lead the Board of Directors in its annual review of its performance;
•	recommend to the Board of Directors nominees for each committee of the Board of Directors; and
•	develop and recommend to the Board of Directors corporate governance guidelines applicable to us.

Executive Sessions

The Company intends to hold regularly scheduled Board meetings at which only independent directors will be present, as required by Nasdaq corporate governance rules.

Compensation Committee Interlocks and Insider Participation

Our compensation committee will initially be comprised of Jeff Kurtz and Martin Pompadur. No member of our compensation committee will have at any time been an employee of ours. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Code of Ethics

We have adopted a Code of Ethics for our principal executive officers, which include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code concerns conflicts of interest and compliance with laws, rules and regulations of federal, state and local governments, foreign governments and other appropriate private and public regulatory agencies that govern our business. A copy of our Code of Ethics is filed as an exhibit to this Registration Statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of the Board of Directors with respect to executive compensation is to attract and retain the best possible executive talent, to motivate our executive officers to enhance our growth and profitability and increase stockholder value and to reward superior performance and contributions to the achievement of corporate objectives. The focus of our executive pay strategy is to tie short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Company will develop and maintain a compensation plan that ties a substantial portion of executives’ overall compensation to the Company’s sales, operational, and regulatory performance. Because we believe that the performance of every employee is important to our success, we will be mindful of the effect our executive compensation and incentive program has on all of our employees.

Our compensation plan is designed to attract and retain the best possible talent, and we recognize that different elements of compensation are more or less valuable depending on the individual. For this reason, we offer a broad range of compensation elements. We offer our executive team salaries that are competitive with the market, executive bonuses that are in line with our corporate goals, and dependent on measurable results, plus stock option plans designed to retain talent, promote a sense of company ownership, and tie corporate success to monetary rewards. Specifically, all management employed by the Company or one of its subsidiaries are entitled to participate in an equity incentive plan that will compensate management if certain financial performance and milestones are met. The Company reserves the right to increase the size of the plan as it deems necessary, at its sole discretion.

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Base salaries for our executive officers are determined based on the scope of their job responsibilities, prior experience, and depth of their industry skills, education, and training. Compensation paid by industry competitors for similar positions, as well as market demand, also take into account. Base salaries are reviewed annually as part of our performance management program, whereby merit or equity adjustments may be made. Merit adjustments are based on the level of success in which individual and corporate performance goals have been met or exceeded. Equity adjustments may be made to ensure base salaries are competitive with the market and will be determined using benchmark survey data.

Our compensation structure is primarily comprised of base salary, annual performance bonus and stock options. In setting executive compensation, the Board of Directors will consider the aggregate compensation payable to an executive officer and the form of the compensation. The Board will seek to achieve an appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of both annual and long-term financial and non-financial objectives.

Relationship of Elements of Compensation

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Annual reviews will typically be delivered in February of each year.

Discretionary Annual Bonus. The compensation committee will have the authority to award discretionary annual bonuses to our executive officers and senior management and will set the terms and conditions of those bonuses and take all other actions necessary for the plan’s administration. These awards are intended to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual.

Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Our stock compensation plans have been established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders.

2021 Employee, Director & Consultant Equity Incentive Plan.

On October 28, 2021, the Company’s Board of Directors adopted the 2021 Employee, Director & Consultant Equity Incentive Plan (the “2021 Plan”), which was approved by a majority in interest of the Company’s shareholders. There are 12,000,000 shares of Common Stock reserved for issuance under the Company’s 2021 Plan with 6,100,000 restricted stock units (the “RSUs”) having been granted, of which 5,600,000 RSUs were converted into shares of Common Stock. The 2021 Plan allows the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, warrants and stock units. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The 2021 Plan provides for accelerated vesting of unvested options if there is a change in control, as defined in the 2021 Plan.

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Summary Compensation Table

The following table sets forth the cash and non-cash compensation for awarded to or earned by (i) each individual serving as our principal executive officer and principal financial officer during the fiscal years ended June 30, 2021 and 2020, and (ii) the three (3) most highly compensated individuals; and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	*Bonus	Stock Awards	StockBased Comp	Non-EquityIncentive Plan Comp		*Paid Deferred Comp Earnings (1)	All Other Comp	Total
Chris Broderick,	2021	$350,000	$137,500					$199,058		$686,558
COO & CFO (2)	2020	$350,000	$0							$350,000
Daniel Pappalardo,	2021	$347,288	$0					$211,570		$558,858
President & Director (3)	2020	$347,288	$0							$347,288
Kevin Dundas, CEO,	2021	$450,000	£0					69,700		£519,700
Mission Media Limited (4)	2020	$450,000	£0							£450,000
Robert Machinist,	2021	$270,000	$100,000			$1,558,844	(6)	$158,553		$2,087,397
CEO & Chairman(5)	2020	$210,000	$0							$210,000
Matthew Craig, SVP Finance (7)	2021	$240,000	$50,000							$290,000
Corporate	2020	$225,000	$25,000							$250,000
Michael Tenore	2021	$200,000	$87,500							$287,500
General Counsel	2020	$200,000	$0							$200,000
Andrew Bressman,	2021	$481,500	$225,000					$378,837		$1,085,337
Advisor (8)	2020	$650,000	$0							$650,000
Jeff Kurtz	2021	$0	$0							$0
Director	2020	$0	$0							$0
Thomas Ochocki	2021	£105,000	£200,000					£25,000		£330,000
Director	2020	£162,500	£0							£162,500
Daniel Jankowski	2021	£105,000	£200,000					£25,000		£330,000
Director	2020	£148,252	£0							£148,252
Martin Pompadur	2021	$7,500	$0							$7,500
Director

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(1)	All bonuses and non-qualified deferred compensation earnings from prior years were paid to all officers and directors in the fourth quarter of fiscal 2021.
(2)	Mr. Broderick has served as Chief Operating Officer of the Company since July 2017.
(3)	Mr. Pappalardo was elected President of Troika Design Group Inc., the Company’s wholly owned subsidiary, on June 12, 2017.
(4)	Mr. Dundas has been the CEO of Mission Media Limited since September 2017.
(5)	Mr. Machinist was elected Chief Executive Officer in March 2018.
(6)

On January 1, 2021, Mr. Machinist was awarded 500,000 warrants exercisable at $0.75 per share for six (6) years as executive compensation in fiscal 2020 and 2021 which had been forfeited by a former director.

(7)

Mr. Craig was elected Chief Financial Officer of the Company as of January 7, 2019 until January 2020 and is currently a Financial Consultant. He is being compensated at the rate of $225,000 per annum plus a guaranteed bonus of $50,000. On April 1, 2021, Mr. Craig was hired full-time as Sr. VP of Finance and is being compensated at an annual salary of $300,000.

(8)

Mr. Bressman was the Managing Director and Assistant to the CEO and Chairman of the Board since March 2015. Under the terms of his Separation Agreement described below, his Consultant Agreement with SAB Management LLC terminated without cause effectively immediately prior to the listing of the Company’s securities on the Nasdaq Capital Market.

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Employment Agreements

Employment Agreement with Robert Machinist

On May 1, 2018, the Company entered into an Executive Employment Agreement with Robert Machinist, as Chief Executive Officer of the Company. The Agreement is for two (2) years with automatic renewals for additional one (1) year periods unless terminated by either party upon ninety (90) days prior written notice. Mr. Machinist was compensated at an annual base salary of $210,000.00. Effective April 1, 2021, Mr. Machinist’s base salary increased to $300,000 per annum. He is eligible for discretionary bonuses as determined by the Compensation Committee. Mr. Machinist was granted 333,333 warrants, vesting quarterly over 2 years. The termination provisions are substantially the same as those for Mr. Broderick below, except that upon termination for a reason other than cause, Mr. Machinist will be entitled to severance payments equal to twelve (12) months’ salary and $90,000 for the maintenance of an administrative assistant paid over 12 months. Following the listing of the Company’s securities on the Nasdaq Capital Market, Mr. Machinist was awarded a bonus of $100,000 by the Company’s Board of Directors.

Employment Agreement with Christopher Broderick

The Company entered into an Amended and Restated Executive Employment Agreement (dated February 15, 2017) with Christopher J. Broderick as of June 1, 2017 and amended on June 12, 2017 and June 5, 2018 to be its Chief Operating Officer and oversee the day-to-day operations and technical support organizations of the Company. The Agreement is for five (5) years with yearly automatic two (2) year extensions unless either party gives a non-renewal notice not less than ninety (90) days prior to the relevant anniversary of the commencement date. Mr. Broderick is being compensated at a base salary of $350,000 per year and is eligible for an annual discretionary bonus to be set by the Compensation Committee of the Board of Directors. Mr. Broderick will receive $37,500.00 in the event he assists in closing one or more corporate acquisitions each in the excess of $10,000,000. Mr. Broderick was granted options to purchase 800,000 shares of Common Stock, exercisable fifty (50%) percent on July 1, 2018 and fifty (50%) percent vesting on July 1, 2019, provided the closing price of the Company’s Common Stock is at least $0.45 per share at the time of vesting. His agreement provides for full participation in Company benefits plus a $1,000 net per month auto allowance.

Upon death or disability, Mr. Broderick, or his estate, shall receive all accrued compensation and any prorated bonus, and any equity that would have vested during the twenty-four (24) month period beginning on the date of death or disability shall immediately vest. If Mr. Broderick is terminated for Cause (as defined), or resigns without Good Reason (as defined), he shall receive accrued compensation and any vested equity. If he is terminated other than for Cause or he terminates for Good Reason, Mr. Broderick will receive accrued compensation, prorated bonus, payment for COBRA, twelve (12) months’ severance of his then annual base salary and reasonable outplacement services.

Upon a Change of Control (as defined), all of Mr. Broderick s non-vested equity shall immediately vest in full and, if he then terminates employment for Good Reason, he shall be entitled to one-year s severance of his annual base salary. Mr. Broderick is subject to a three (3) month non-compete and non-solicitation provision from termination of his employment anywhere in the United States. He is also covered under the Company’s directors and officers liability insurance for up to one (1) year from termination of employment.

Employment Agreement with Daniel Pappalardo

On June 9, 2017, Troika Design Group, Inc., the Company’s wholly-owned subsidiary, entered into an Executive Employment Agreement with Daniel Pappalardo, as its President. The Agreement is for five (5) years with yearly automatic two-year extensions unless either party gives a non-renewal notice not less than ninety (90) days prior to the relevant anniversary date thereafter. Mr. Pappalardo is being compensated at an annual base salary of $347,287.92. He is eligible for a bonus under a Performance Bonus Plan to be implemented by the Company; a cash bonus based upon a profit-sharing plan, and a discretionary bonus determined by the Compensation Committee. Mr. Pappalardo was granted options to purchase 500,000 shares of Common Stock with fifty (50%) percent vesting on July 1, 2018 and fifty (50%) percent vesting on July 1, 2019. These options shall be fully vested and exercisable if he is terminated without Cause (as defined), by him for Good Reason (as defined) or as a result of death or disability. Mr. Pappalardo is entitled to all employee benefits plus a $1,000 per month auto allowance. The termination provisions are substantially the same as those above for Mr. Broderick, except: (a) Mr. Pappalardo shall participate in the Performance Bonus Plan until it expires and is entitled to reasonable outplacement services if he is terminated other than for Cause (as defined) or he terminates with Good Reason (as defined); and (b) his non-compete and non-solicitation period is for one (1) year in consideration of his sale of the business of the Company.

Employment Agreement with Michael Tenore

The Company entered into an Amended and Restated Executive Employment Agreement as of October 21, 2016 with Michael Tenore as General Counsel of the Company. The Term under the agreement was until December 31, 2019, however on the 2nd and subsequent anniversary dates of the agreement, the term was automatically extended for one year unless either party gives a non-renewal notice not less than 90 days prior to the anniversary date. Mr. Tenore’s base salary is $200,000 per year and he is eligible for an annual discretionary bonus to be set by the Compensation Committee of the Board of Directors.

Upon death or disability, Mr. Tenore or his estate, shall receive all accrued compensation and any prorated bonus, and any equity that would have vested during the twelve (12) month period beginning on the date of death or disability shall immediately vest. If Mr. Tenore is terminated for Cause (as defined) or resigns without Good Reason (as defined) Mr. Tenore will receive accrued compensation and any vested equity. If he is terminated other than for Cause or he terminates for Good Reason (as defined), Mr. Tenore will receive accrued compensation, prorated bonus, payment for COBRA, 12 months’ severance and reasonable outplacement services.

Upon a Change of Control, all of Mr. Tenore’s non-equity shall immediately vest in full and, if he terminates employment for Good Reason, he shall be entitled to one-year’s severance of his annual base salary. Mr. Tenore is subject to a six (6) month non-compete and non-solicitation provision from termination of employment anywhere in the United States. He is also covered under the Company’s directors’ and officers’ liability insurance. Mr. Tenore will receive a $37,500 bonus in the event he assists in closing one or more corporate acquisitions each in the amount in excess of $10,000,000.

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Employment Agreement with Kyle Hill

On May 21, 2021, the Company’s wholly-owned Troika IO (f/k/a Redeeem Acquisitions Corp.) entered into a three-year employment agreement with Mr. Hill to serve as Redeeem’s President and as Head of Digital Assets of the Company. The employment agreement provides for an annual salary of $300,000 and a discretionary bonus for the term, subject to one-year extensions unless earlier terminated.

Separation Agreement with SAB Management, LLC

The Company entered into a Separation Agreement dated as of February 28, 2021 with SAB Management, LLC (“SAB”) and Andrew Bressman (“Bressman”). Under the terms of the Separation Agreement, Mr. Bressman’s consultancy with the Company under a Consultant Agreement dated as of June 1, 2017 terminated, without cause, effective immediately prior to the listing of the Company’s securities on the Nasdaq Capital Market in April 2021. The Consultant Agreement had provided for Mr. Bressman to be Managing Director and Assistant to the CEO and Chairman of the Board until December 31, 2024.

Upon the completion of the initial public offering, the Company paid Mr. Bressman (i) accrued and unpaid consulting fees, expenses and interest in the amount of $364,807.46 as of February 28, 2021, and (ii) one-half of the consulting fees owed under the Consultant Agreement in the amount of $1,291,833.33. The balance of Consultant’s fees under the Consultant Agreement in the amount of $1,291,833.33 shall be paid on a regular bi-weekly schedule through March 21, 2023. Provided the terms of the Bonus Provision in the Consultant Agreement are satisfied prior to the effective date of the Agreement, or will be reasonably fulfilled after such date, the Consultant shall be paid such bonus.

The Company agreed to include the shares of Common Stock underlying Mr. Bressman’s warrants exercisable on a cashless basis on any Registration Statement on Form S-8. Any shares of Common Stock issued upon exercise of Mr. Bressman’s warrants shall be voted under a voting agreement in accordance with the majority of votes cast on any matter.

Mr. Bressman shall be restricted from becoming a director, executive officer or a consultant to the Company or any of its subsidiaries while the Company’s securities are listed on the Nasdaq Capital Market. Mr. Bressman agreed that neither he nor any affiliate would purchase any shares from the Company or in secondary market transfers for three (3) years from the listing on the Nasdaq Capital Market. The Company agreed to fully indemnify Consultant from any claim by reason of the fact Mr. Bressman was a consultant, or a fiduciary of the Company. Mr. Bressman agreed to make himself available, without additional compensation, until December 31, 2022 to assist the Company concerning any matter associated with his consultancy.

Pension Benefits

Each of Troika Design Group and Mission Media has a 401(k) benefit plan.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Director Compensation

Our non-employee directors who have been granted warrants or options for their services during the last fiscal year ended June 30, 2021, described in the following table. No cash compensation has been paid to our directors.

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Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel Jankowski	305,000	(1)	-			-	25,000	-	330,000
Jeff Kurtz	30,000		-			-	-	-	30,000
Thomas Ochocki	305,000	(1)	-			-	25,000	-	330,000
Martin Pompadur	7,500		45,789	(2)		-	-	-	53,289

___________

(1)	Consists of $105,000 of director’s fees for Fiscal 2021 and $200,000 of prepaid director’s fees for Fiscal 2022.
(2)	Mr. Pompadur was awarded options to purchase 20,000 shares exercisable at $0.75 per share.

Pay Ratio Disclosure

The Company became subject to the filing requirements during the fiscal year ended June 30, 2021 and is not required to provide this information until the filing of its Annual Report on Form 10-K for the fiscal year ending June 30, 2022.

Limitation of Officers’ and Directors’ Liability and Indemnification

Our Articles of Incorporation limits the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Articles of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted under the Nevada Revised Statutes. In addition, our Bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Nevada. Our Bylaws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

Under Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) is not liable pursuant to Nevada Revised Statutes Section 78.138, and performed his powers in good faith and with a view to the interests of the Corporation.

Under the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and (b) is not liable pursuant to Section 73.138 of the Nevada Revised Statutes.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if settlement and damage awards against directors and officers pursuant to these limitations of liability and

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance. The Registrant maintains directors and officer’s liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

(e) Compensation Committee Interlocks and Insider Participants. Jeff Kurtz and Martin Pompadur, independent directors, served as members of the Compensation Committee during the fiscal year ended June 30, 2021. Neither had any interlocking relationship and there was no inside participation.

Compensation Committee Report. The Compensation Committee consisting of Jeff Kurtz and Martin Pompadur has reviewed and discussed the Compensation Discussion and Analysis with Management. Based on the Compensation Committee’s review and discussions of this item, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Annual Report on Form 10‑K.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of the transactions we have engaged in during the fiscal year ended June 30, 2021 with our directors, executive officers and beneficial owners of more than five percent of our voting securities and their affiliates.

See “Executive Compensation” for the terms and conditions of employment agreements and senior management consulting agreements and options and warrants issued to officers, directors, consultants and senior management of the Company.

Daniel Jankowski and Thomas Ochocki

On January 24, 2019, Thomas Ochocki and Daniel Jankowski entered into a Facility Agreement with Mission-Media Limited (in administration). The lenders agreed to lend up to EU 2,587,106 (US$ 3,130,398). The loan matured on the third anniversary of the date of issuance unless in prior default. In April 2021, the loan of $2,227,000 was paid in full. Messrs. Ochocki and Jankowski have removed themselves from all deliberations and voting regarding the Company’s loans with them and Dovetail Trading Ltd., and they are not deemed to be independent directors under Nasdaq Capital Market rules.

Union Eight Limited

On July 1, 2021, Mission‑Media Holdings entered into a consulting agreement (“Consulting Agreement”) with Union Eight Limited (“UEL”), a Hong Kong financial advisor and strategic consultant. The Consulting Agreement provides for a two (2) year term which may be terminated by either party upon 30 days’ notice after the expiration of the initial term. In exchange for the services, UEL is paid a 25,000 GBP ($34,250) monthly retainer. UEL was also paid a 150,000 GBP ($205,500) startup fee that covers initial services and any expenses during the term (e.g., travel, incidentals, etc.) UEL is owned jointly by Daniel Jankowski and Thomas Ochocki.

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Policy for Approval of Related Person Transactions

Pursuant to a written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest:

•	our executive officers;
•	our directors;
•	the beneficial owners of more than five percent of our securities;
•	the immediate family members of any of the foregoing persons; and
•	any other persons whom our Board determines may be considered related persons.

For purposes of this policy, “immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or five percent beneficial owner.

In reviewing and approving such transactions, our audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related person transaction shall be entered into prior to the completion of these procedures.

Our audit committee or its chair, as the case may be, shall approve only those related person transactions that are determined to be in, or not inconsistent with, our best interest and our stockholders’ best interests, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of our audit committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our restated Articles of Incorporation and amended and restated bylaws are summaries and are qualified by reference to the restated Articles of Incorporation and the amended and restated bylaws that have been filed with the SEC as exhibits to filings at www.sec.gov.

We are currently authorized to issue 300,000,000 shares of common stock, $0.001 par value per share, and 15,000,000 shares of preferred stock, $0.01 par value per share. As of March 4, 2022, there were 49,459,616 shares of common stock issued and outstanding held by 471 shareholders of record.

As of March 4, 2022, there were outstanding options to purchase 3,626,839 shares of common stock, outstanding warrants to purchase 8,505,222 shares of common stock and public warrants to purchase 5,783,333 shares of common stock, representative’s warrants to purchase 173,494 shares of common stock and restricted stock units exercisable for 5,800,000 shares of common stock.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There is no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

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Preferred Stock

Our Board of Directors is authorized, without further stockholder approval, to issue from time to time up to a total of 15,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock or diversely affected the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We have no current plans to issue any additional shares of preferred stock.

The Company has authorized 15,000,000 preferred shares with a $0.01 par value, of which 720,000 shares have been designated as Class A Preferred Stock. The Class A Preferred Stock has a liquidation preference of $0.01 par value and is entitled to receive cumulative annual dividends at the rate of 9%, payable in either cash or additional shares of Class A Preferred Stock, at the option of the Company. As of the date of this prospectus, there were 720,000 shares of Class A Preferred Stock issued and outstanding. Undeclared Class A dividends accumulated and unpaid as of 2014 and 2013 were $211,080 and $198,120, respectively.

In connection with the Offering the Board of Directors and the Majority Stockholders approved the amendment to Article Three of the Articles of Incorporation to reflect an increase in the number of authorized shares of all classes of stock which the Company shall have the authority to issue from 315,000,000 shares to 825,000,000 shares, such shares being designated as follows: (i) 800,000,000 shares of Common Stock, and (ii) 25,000,000 shares of preferred stock, par value $.01 per share.

Upon the uplisting of the Company’s securities to the Nasdaq Capital Market an aggregate of (i) 2,495,000 shares of Series B Preferred Stock issued and outstanding were automatically converted at $4.20 per share into approximately 594,048 shares of Common Stock; (ii) 911,149 shares of Series C Preferred Stock issued and outstanding were automatically converted at $0.75 per share into approximately 12,148,654 shares of Common Stock; and (iii) 1,979,000 shares of Series D Preferred Stock issued and outstanding automatically convertible at $3.75 per share into approximately 5,277,334 shares of Common Stock. The Board of Directors has authorized the issuance of 500,000 shares of Series E Convertible Preferred Stock in connection with the Offering.

Anti-Takeover Provisions of Nevada Law, our Restated Articles of Incorporation and our Amended and Restated Bylaws

Our articles of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below. The following descriptions are summaries of the material terms of our Restated Articles of Incorporation and Amended and Restated Bylaws. We refer in this section to our Restated Articles of Incorporation as our articles of incorporation, and we refer to our amended and restated bylaws as our bylaws.

The existence of authorized but unissued shares of preferred stock may enable our Board of Directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal is not in the best interests of our stockholders, our Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our articles of incorporation grant our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock.

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Anti-Takeover Effect of Nevada Law

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 100 stockholders of record who are residents of Nevada and does not do business in Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our Board.

Indemnification

Our Articles of Incorporation limit the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Articles of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted under the Nevada Revised Statutes. In addition, our Bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Nevada. Our By-laws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

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Under Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) is not liable pursuant to Nevada Revised Statutes Section 78.138, and performed his powers in good faith and with a view to the interests of the Corporation.

Under the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and (b) is not liable pursuant to Section 73.138 of the Nevada Revised Statutes.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if settlement and damage awards against directors and officers pursuant to these limitations of liability and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance. The Registrant maintains directors’ and officers’ liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC, with offices at 6201 15th Avenue, Brooklyn, New York 11219.

Listings

Our common stock and Warrants are listed on the Nasdaq Capital Market under the symbols “TRKA” and “TRKAW,” respectively.

Meetings of Stockholders

Our articles of incorporation and bylaws provide that only the Chairman of the Board, the President, the Secretary or a majority of the members of our Board of Directors then in office or the holders of five (5%) percent of the outstanding shares of the capital stock of the Corporation may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

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Amendment to Articles of Incorporation and Bylaws

Any amendment of our articles of incorporation must first be approved by a majority of our Board of Directors, and if required by law or our articles of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, except that the amendment of the provisions relating to stockholder action, Board composition, limitation of liability and the amendment of our articles of incorporation must be approved by not less than a majority of the outstanding shares entitled to vote on the amendment, and not less than a majority of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, or, if our Board of Directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on March 4, 2022 as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Transactions will not become effective until at least 21 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about March 31, 2022 to all Stockholders of record as of the Record Date.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this document contain forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results and the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if the Company does not receive required shareholder or governmental approvals or fails to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the Company may not succeed; costs related to the proposed merger; failure of the Company’s shareholders to approve the proposed merger; and other economic, business, competitive and/or regulatory factors affecting the Company. All forward-looking statements included herein are based on information available to the Company on the date hereof. The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made herein to reflect events or circumstances after the date hereof or to update reasons why actual results could differ from those anticipated in such forward-looking statements.

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MARKET FOR REGISTRANT’S COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

Our common stock and Warrants began trading on the Nasdaq Capital Market under the symbols “TRKA” and “TRKAW,” respectively on April 20, 2021.

As of March 4, 2022, 49,459,616 shares of common stock were issued and outstanding, which were held of record by 471 stockholders.

Dividends

The Company has not paid any cash dividends on its common stock. Dividends may not be paid on the common stock while there are accrued but unpaid dividends.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC’s public reference room, and the website of the SEC at http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to Michael Tenore, the Company’s General Counsel, at Troika Media Group, Inc., 1715 N. Gower Street, Los Angeles, California 90028.

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ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single information statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single information statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that each of us will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement and annual report, or if you are receiving multiple copies of the information statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to Troika Media Group, Inc., 1715 N. Gower Street, Los Angeles, California 90028.

TROIKA MEDIA GROUP, INC. By Order of the Board of Directors

Michael Tenore
March 31, 2022	Michael Tenore, Corporate Secretary

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